UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2010

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

    GAMCO Investors, Inc. (“GAMCO”) and Cascade Investment L.L.C. (“Cascade”) have reached an agreement in principle to amend the terms of the $60 million convertible promissory note maturing October 2, 2018 (“2018 Note”).  The proposed amendment to the 2018 Note would decrease the interest rate that GAMCO pays Cascade from 6.5% to 5.5% and lower Cascade’s conversion price to $64 per share.  The proposed 2018 Note amendment would also include a provision whereby the conversion price would be reduced by the dollar amount equal to the dollar amount of any future cash distributions by GAMCO on a dollar for dollar basis.  In addition, the proposed 2018 Note amendment would also include an extension to Cascade’s put option from November 3, 2010 to October 2, 2012. It is contemplated that the term of the escrow agreement would be amended so that Cascade’s funds would continue to be held in escrow through October 2, 2012.  The proposed amendment would continue to permit GAMCO to issue additional debt, if any, without obtaining approval or notifying Cascade. The proposed agreement is subject to the entry of final written agreements between GAMCO and Cascade.  The expected effective date to the proposed amendment to the 2018 Note is October 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:	/s/ Jeffrey M. Farber
Jeffrey M. Farber Executive Vice President and Chief Financial Officer

Date:	September 22, 2010